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                                                                    EXHIBIT 3.99


                         CERTIFICATE OF INCORPORATION

                                      OF

                            SNOWBERRY LAND COMPANY

                                   * * * * *

          1.   The name of the corporation is Snowberry Land Company.

          2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the city of Wilmington, County of New Castle. The name of its registered agent at such address is the Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations
     may be organized under the General Corporation Law of Delaware        .

          4. The total number of shares of stock which the corporation shall have authority to issue is Ten (10) and the par value of each of such shares in One hundred Dollars and No Cents ($100.00) amounting in the aggregate to One Thousand Dollars and No Cents ($1,000.00).
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          5.   The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

          6.   The name and mailing address of the sole incorporator is:

                            D. M. Dembkowski
                            Corporation Trust Company
                            1209 Orange Street
                            Wilmington, Delaware  19801

          7. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholder, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction form which the director derived any improper personal benefit.

          8.   The corporation shall indemnity its officers, directors,
     employees and agents to the extent permitted by the General Corporation Law of Delaware.
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          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 18th day of August, 1995.


                                                 /s/  D.M. Dembkowski
                                                 ---------------------------
                                                      D.M. Dembkowski
                                                      Sole Incorporator